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Exhibit (a)(1)(N)

SECOND AMENDED AND RESTATED
NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
(Including the Associated Preferred Share Purchase Rights)
of

Jos. A. Bank Clothiers, Inc.

Pursuant to the Second and Amended and Restated Offer to Purchase
dated March 20, 2014 of

Java Corp.
a wholly owned subsidiary of

The Men's Wearhouse, Inc.

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, and the associated preferred share purchase rights, of Jos. A. Bank Clothiers, Inc. and any other documents required by the Second Amended and Restated Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Second Amended and Restated Offer to Purchase.

        STOCKHOLDERS TENDERING THEIR SHARES ACCORDING TO THE GUARANTEED DELIVERY PROCEDURES MAY DO SO USING THE NOTICE OF GUARANTEED DELIVERY CIRCULATED WITH THE OFFER TO PURCHASE DATED JANUARY 6, 2014, THE AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY DATED FEBRUARY 24, 2014, OR THIS SECOND AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY.

The Depositary for the Offer is:

By Mail:	By Courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

By Facsimile Transmission:
(for Eligible Institutions only)
(718) 234-5001
Confirm Facsimile Transmission
By Telephone Only
(800) 248-6417 (Toll Free)
or (718) 921-8317

        DELIVERY OF THIS SECOND AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY
TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE,
WILL NOT CONSTITUTE A VALID DELIVERY.

        This Second Amended and Restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Second Amended and Restated Letter of Transmittal ("Letter of Transmittal") is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Java Corp., a Delaware corporation and a wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation, upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Purchase (as may be subsequently amended and supplemented from time to time, the "Offer to Purchase"), dated March 20, 2014, and the related Second Amended and Restated Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Jos. A. Bank Clothiers, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

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 GUARANTEE (Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Select Stock Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                                    , 2014.

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GUARANTEE (Not to be used for signature guarantee)